UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

______________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:

August 5, 2013

CYCLONE URANIUM CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	0-17386	88-0227654
State of	Commission File	IRS Employer
Incorporation	Number	Identification No.

2186 S. Holly St., Suite 104

Denver, CO  80222

Address of principal executive offices

303-800-0678

Telephone number, including

Area code

_____________________________

Former name or former address if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⁯

Written communications pursuant to Rule 425 under the Securities Act

⁯

Soliciting material pursuant to Rule 14a-12 under the Exchange Act

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 4.01. Changes to Registrant’s Certifying Public Accountant

Previous Independent Registered Public Accounting Firm

At a meeting held on July 30, 2013, the Board of Directors of the Company approved the dismissal of StarkSchenkein, LLP (“StarkSchenkein”) as the independent registered public accounting firm of the Company.

The reports of StarkSchenkein on the Company’s consolidated financial statements for the past two fiscal years did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

During the Company’s two fiscal years ended January 31, 2013 and 2012, and through July 30, 2013, (i) there were no disagreements with StarkSchenkein on any matters of accounting principles or practices, financial statement disclosure, or auditing scope and procedures which, if not resolved to the satisfaction of StarkSchenkein or would have caused StarkSchenkein to make reference to the matter in its report and (ii) there were no reportable events of the type described in Item 304(a)(1)(v) of Regulation S-K. The Company has requested StarkSchenkein to furnish it a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements. A copy of that letter, dated August 5, 2013 is filed as Exhibit 16.1 to this Form 8-K.

New Independent Registered Public Accounting Firm

On July 30, 2013, the Board of Directors approved the engagement of EKS&H LLLP (“EKS&H”), as its independent registered public accounting firm to audit the Company’s consolidated financial statements for the fiscal year ending January 31, 2014.

During the years ended January 31, 2013 and 2012 and through July 30, 2013, neither the Company nor anyone on its behalf has consulted with EKS&H regarding (i) the application of accounting principles to a specific transaction, either completed or proposed or the type of audit opinion that might be rendered on the Company's consolidated financial statements, and neither a written report nor oral advice was provided to the Company by EKS&H that EKS&H concluded was an important factor considered by the Company in reaching a decision as to an accounting, auditing or financial reporting issue, (iv) any matter that was the subject of a disagreement within the meaning of Item 304(a)(1)(iv) of Regulation S-K, or (v) any “reportable event” within the meaning of Item 304(a)(1)(v) of Regulation S-K.

Item 9.01. Financial Statements and Exhibits

Exhibit No.

Description of Exhibit

16.1

Letter from StarkSchenkein, LLP dated August 5, 2013.  Filed herewith.

SIGNATURE

Pursuant to requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYCLONE URANIUM CORPORATION By: /s/ James G. Baughman James G. Baughman President and Chief Executive Officer

Dated: August 5, 2013